Exhibit 10.4

STRATEGIC CONSULTING AGREEMENT

This STRATEGIC CONSULTING AGREEMENT (this “Agreement”), effective as of November 18, 2019 (the “Effective Date”) by and between Freedom Leaf Inc., a Nevada corporation (the “Company”), and Merida Advisor, LLC, a Delaware limited liability company (“Consultant”).

RECITALS

WHEREAS, the Consultant is the manager of certain leading ancillary funds in the cannabis space with expertise in the areas of state cannabis licensing and compliance, business development and M&A strategy;

WHEREAS, the Company desires to engage the Consultant to provide certain services in the area of the Consultant’s expertise and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Engagement and Services.

(a)               The Company hereby engages the Consultant to provide strategic advice as it relates to mergers and acquisition and business development (the “Consulting Services”), and the Consultant hereby accepts the engagement.

(b)               The Company hereby acknowledges and agrees that the Consultant is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Company.

(c)               The Company hereby agrees and acknowledges that the Consultant (considered together with certain of its affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, neither the Consultant nor any of its affiliates or portfolio companies shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Consultant or its affiliates in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of the Consultant or its affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) the Consultant or its affiliates from liability associated with the unauthorized disclosure of the Company’s Confidential Information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(d)               No portion of the services rendered pursuant to this Agreement shall be provided in connection with the offer or sale of securities in a capital raising transaction or for the purpose of directly or indirectly promoting or maintaining a market for the Company’s securities. The Company shall not require the Consultant to perform any services inconsistent with the foregoing. The Company acknowledges and agrees that Consultant is one of multiple sources of advice obtained by the Company and is not the sole source of advice nor the final decision maker for any aspect of the Company’s operations or actions. The Company further acknowledges and agrees that the Company may or may not follow Consultant’s advice, but if the Company does follow all or part of Consultant’s advice, it shall be after independent legal or other appropriate validation and the Company takes full and sole responsibility for all decisions and actions of the Company regardless of whether or not they were related to the services provided by Consultant. The services of Consultant shall not be exclusive.

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(e)               The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of the Consulting Services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Company. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be those of the Company or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such acts or omissions unless as a result of the Consultant’s gross negligence or intentional misconduct.

2.              Confidentiality.

(a)               The Consultant agrees to keep confidential all of the Company’s trade secrets relating to the Company’s pricing, products, planning, marketing strategies, ideas, know-how, customers, suppliers, sales estimates, business plans, client lists, profit margins, media lists, databases, formulas and any other information (collectively, “Confidential Information”) and to not disclose any of same to any party.

(b)                Notwithstanding anything herein to the contrary, neither the Company nor any other person acting on its behalf shall provide the Consultant or its affiliates, directors, officers, employees, managers, members, partners, shareholders, advisors, representatives, consultants, attorneys or agents (“Representatives”) with any information that constitutes material non-public information concerning any public company other than the Company, unless prior thereto the Consultant expressly agrees in writing to the receipt of any such material non-public information and any such information received by the Consultant or its Representatives from the Company or any person acting on its behalf concerning a public company other than the Company shall not be deemed Confidential Information for purposes of this Agreement. Notwithstanding the foregoing, the Consultant hereby acknowledges that it understands that (i) the Confidential Information about the Company may contain or constitute material nonpublic information concerning the Company and its subsidiaries, and (ii) trading in the Company’s securities while in possession of material nonpublic information or communicating that information to any other person who trades in such securities could subject the Consultant to liability under U.S. federal and state securities laws, and the rules and regulations promulgated thereunder. The Company acknowledges that the Consultant and its affiliates will not be deemed to be using Confidential Information if they engage in the purchasing or selling of securities pursuant to one of the affirmative defenses available pursuant to paragraph (c) of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

(c)               Confidential Information shall not include information which (a) is in or comes into the public domain without breach of this Agreement by the Consultant, (b) is or was in the possession of the Consultant, on a non-confidential basis, prior to receipt from the Company, (c) is acquired by the Consultant from a third party not under an obligation of confidentiality to the Company, or (d) is independently developed by the Consultant without use of Confidential Information. If the Consultant is legally required by law or requested by a competent regulatory authority (“Legally Compelled”) to disclose any of the Confidential Information, the Consultant shall provide the Company with prompt written notice of such request or requirement so that the Company, at its expense, may seek protective orders or other appropriate remedies and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the Consultant, nonetheless, is Legally Compelled to disclose Confidential Information, the Consultant shall notify the Company prior to such disclosure and may disclose only that portion of the Confidential Information which the Consultant is compelled to disclose.

3.              Compensation.

(a)               As consideration for the Consulting Services, the Company shall (i) pay the Consultant (or any combination of affiliated assignees of the Consultant as designated by the Consultant in the Consultant’s sole discretion) a monitoring fee of $5,000 per month, due and payable within thirty (30) calendar days of the first (1st) of each month, beginning with January 1, 2020 and continuing until this Agreement is terminated by either party in accordance with Section 4, and (ii) issue to the Consultant (or any combination of affiliated assignees of the Consultant as designated by the Consultant in the Consultant’s sole discretion) an aggregate amount of 12,500,000 shares of the Company’s common stock, par value $0.001 per share, as follows (x) 6,250,000 shares promptly after execution of this Agreement and (y) 6,250,000 shares on the six-month anniversary of the date hereof.

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(b)               Consultant shall otherwise be responsible for its own expenses unless agreed in advance with the Company.

(c)               The Company will consider additional compensation for certain activities which are deemed to be above and beyond the terms of this Agreement e.g., closing of an acquisition identified by the Consultant. Any such fees will be at the sole discretion of the Company, unless otherwise agreed to in a writing signed by the Company and the Consultant.

4.              Term. This Agreement shall have an initial term commencing on the date hereof and ending on December 31, 2020 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall continue in full force and effect until terminated in writing by either party for any reason or no reason. Notwithstanding the foregoing, this Agreement may be terminated prior to the expiration of the Term pursuant to mutual consent of the Company and the Consultant. Sections 2 through 11 shall survive any termination or expiration of this Agreement.

5.              Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts in the Borough of Manhattan, New York County, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts in the State of New York, or such courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

6.              Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

7.              Independent Contractor. The Consultant is an independent contractor of the Company. Nothing contained herein shall be construed to create any association, partnership, joint venture, employee, or agency relationship between the Consultant and the Company for any purpose.

8.              Covenant of the Consultant. The Consultant covenants that it shall perform the services hereunder in compliance with all applicable federal, state, and local laws and regulations.

9.              Assignment. No party hereto may assign any of its rights, or delegate or subcontract any obligations, under this Agreement without the other party’s prior written consent.

10.            Entire Agreement. This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof and supersedes all previous agreements or understandings regarding the same, whether written or oral.

11.            Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

12.            Amendment. This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by both parties.

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In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written:

FREEDOM LEAF Inc.

By: /s/ Carlos Frias
Name: Carlos Frias
Title: CEO

MERIDA ADVISOR, LLC

By: /s/ Kevin Gibbs
Name: Kevin Gibbs
Title: Authorized Signatory

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